                       PARENT STOCKHOLDER VOTING AGREEMENT

       VOTING AGREEMENT, dated as of August 18, 2000 (this "AGREEMENT"), by the undersigned stockholder (the "STOCKHOLDER") of Whitman Corporation, a Delaware corporation ("PARENT"), for the benefit of PepsiAmericas, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

       WHEREAS, Parent, Anchor Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("MERGER SUB"), and the Company are entering into an Agreement and Plan of Merger, dated as of August 18, 2000 (the "MERGER AGREEMENT"), whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding share of common stock, par value $.01 per share, of the Company ("COMPANY COMMON SHARES") not owned directly or indirectly by Parent or the Company, will be converted, at the option of the holder thereof, into (i) cash, (ii) shares of common stock, par value $.01 per share, of Parent ("PARENT COMMON SHARES"), together with the associated Rights, or (iii) Parent Common Shares, together with the associated Rights, and Contingent Payments, if any;

       WHEREAS, the Stockholder and its wholly owned subsidiaries (the "STOCKHOLDER GROUP") own, beneficially or of record, that number of Parent Common Shares appearing on the signature page hereof (such Parent Common Shares, together with any other shares of capital stock of Parent acquired by such Stockholder Group after the date hereof and during the term of this Agreement, being collectively referred to herein as the "SUBJECT SHARES"); and

       WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that the Stockholder agree, and in order to induce the Company to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

       NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Stockholder agrees as follows:

       1. COVENANTS OF STOCKHOLDER. Until the termination of the Stockholder's obligations in accordance with SECTION 3, Stockholder agrees as follows:

              (a) At the Parent Stockholders' Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Share Issuance is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Share Issuance.

              (b) Except as required to comply with the provisions of this Agreement and except as contemplated by SCHEDULE I hereto, the Stockholder shall not, and shall cause each member of the Stockholder Group not to, (i) directly or indirectly, sell, offer to sell, grant any option for the sale of, pledge, encumber or otherwise transfer or dispose of, or enter into any agreement to sell, any of the Subject Shares, (ii) grant any proxies or powers of attorney, deposit any of the Subject Shares into a voting trust or enter into any voting agreement or arrangement with respect to any of the Subject Shares, or (iii) take any action that would cause any representation or warranty of the Stockholder contained herein or any representation or warranty of Parent contained in the Merger Agreement to be untrue or incorrect or that would have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

              (c) The Stockholder shall not, and shall cause each member of the Stockholder Group not to, nor shall the Stockholder permit any affiliate, director, officer, employee or other representative of any member of the Stockholder Group to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of, any Takeover Proposal with respect to Parent or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal with respect to Parent or (iii) vote (or cause to be voted) the Subject Shares in favor of any such Takeover Proposal.

              (d) The Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any recapitalization, merger, consolidation, sale of assets or other business combination or similar transaction involving Parent or any of its Subsidiaries, securities or assets which is not endorsed in writing by the Company and (ii) any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement or that could result in any of the conditions to Parent's obligations under the Merger Agreement not being fulfilled.

              (e) The Stockholder shall cooperate with the Company to support and to consummate and make effective, in the most expeditious manner practicable, the Share Issuance.

       2. REPRESENTATIONS AND WARRANTIES. The Stockholder represents and warrants to the Company as follows:

              (a) The Stockholder owns, directly or indirectly, of record or beneficially, and has good title to, the Subject Shares. The Stockholder does not own, directly or indirectly, of record or beneficially, any shares of capital stock of Parent other than the Subject Shares. The Stockholder or a member of the Stockholder Group has the sole right to vote, and the sole power of disposition with respect to, the Subject Shares, and none of the Subject Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares, except for the Shareholder Agreement dated May 20, 1999 between Parent and the Stockholder, except as contemplated by this Agreement and except for the agreements set forth in Section 6.3 of the Parent Disclosure Statement.

              (b) This Agreement has been duly executed and delivered by the Stockholder. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The execution and delivery of this Agreement by the Stockholder does not and will not conflict with any agreement, order or other instrument binding upon the Stockholder, nor require the Stockholder to make or obtain any regulatory filing or approval.

       3. TERMINATION. The obligations of the Stockholder hereunder shall terminate upon the earlier of the termination of the Merger Agreement pursuant to Section 10.1 thereof or the Effective Time; PROVIDED, that in the event the Merger Agreement is terminated pursuant to Section 10.1(b)(ii)(B) or 10.1(f) thereof, the obligations of the Stockholder hereunder shall terminate 90 days following the termination of the Merger Agreement. No such termination shall relieve the Stockholder from any liability in connection with this Agreement incurred prior to such termination.

       4. FURTHER ASSURANCES. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

       5. SUCCESSORS, ASSIGNS AND TRANSFEREES BOUND. Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Stockholder, such as an executor or heir) shall be bound by the terms hereof, and the Stockholder shall take any and all actions necessary to obtain and deliver to the Company the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

       6. REMEDIES. The Stockholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause the Company irreparable harm. Accordingly, the Stockholder agrees that in the event of any breach or threatened breach of this Agreement, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

       7. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

       8. AMENDMENT. This Agreement may be amended only by means of a written instrument executed and delivered by both the Stockholder and the Company.

       9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

       10. CAPITALIZED TERMS. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

       11. COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       12. NO LIMITATION ON ACTIONS OF AN AFFILIATE OR ASSOCIATE OF THE STOCKHOLDER AS DIRECTOR. In the event an affiliate or associate of the Stockholder is a director of Parent, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require such individual to take or in any way limit any action that such individual may take to discharge such individual's fiduciary duties as a director of Parent.

                                    Name: PepsiCo, Inc.

                                    By: /s/ Tim Heaviside
                                        -----------------
                                        W. Timothy Heaviside, Vice President

                                    Number of Parent
                                    Common Shares
                                    owned on the date hereof:  54,794,115

Accepted and Agreed to
as of the date set forth above:

PepsiAmericas, Inc.

By: /s/ Robert C. Pohlad
    --------------------
    Name:
    Title:

                                                                      SCHEDULE I

       At or prior to the Effective Time, the Stockholder Group may transfer control with respect to approximately $25 million in Parent Common Shares to Pohlad Companies or its Affiliates, either directly or through a recapitalization of Dakota Holdings, LLC.














                                      I-1